Exhibit 99.5

MIDWEST GENERATION BUSINESS OF DUKE ENERGY CORPORATION AND SUBSIDIARIES

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of the Midwest Generation Business of Duke Energy Corporation and Subsidiaries financial condition and results of operations should be read in conjunction with the audited financial statements and the notes thereto as of December 31, 2013 and 2012, and for the years ended December 31, 2013, 2012 and 2011 and unaudited financial statements and the notes thereto as of June 30, 2014 and December 31, 2013 and for the three and six months ended June 30, 2014 and 2013, each of which is attached as an exhibit to the Form 8-K to which this discussion is an exhibit. References in this discussion to “Midwest Generation Business” refer to the Midwest Generation Business of Duke Energy Corporation and Subsidiaries.

Results of Operations

	Years Ended December 31,			Years Ended December 31,			Six Months Ended June 30,
	2013	2012	Change $	2012	2011	Change $	2014	2013	Change $

Operating Revenues	$1,951	$1,874	$77	$1,874	$2,299	$(425)	$622	$907	$(285)
Operating Expenses	1,892	1,728	164	1,728	2,006	(278)	882	910	(28)
Gains on Sales of Other Assets	—	6	(6)	6	4	2	1	1	—
Operating Income (Loss)	59	152	(93)	152	297	(145)	(259)	(2)	(257)
Other Income and Expense, net	—	1	(1)	1	3	(2)	1	—	1
Interest Expense	2	3	(1)	3	2	1	5	1	4
Income (Loss) Before Income Taxes	57	150	(93)	150	298	(148)	(263)	(3)	(260)
Income Tax Expense (Benefit)	20	54	(34)	54	103	(49)	(93)	(1)	(92)
Net Income (Loss)	$37	$96	$(59)	$96	$195	$(99)	$(170)	$(2)	$(168)

	Years Ended December 31,			Years Ended December 31,			Six Months Ended June 30,
	2013	2012	Change	2012	2011	Change	2014	2013	Change

Coal-fired plan production, GWh	18,467	16,164	2,303	16,164	17,378	(1,214)	7,798	8,734	(936)
Gas-fired plan production, GWh	15,052	17,122	(2,070)	17,122	12,021	5,101	7,773	7,238	535
Total Production, GWh	33,519	33,286	233	33,286	29,399	3,887	15,571	15,972	(401)

Discussion of Results of Operations for the Six Months Ended June 30, 2014 and June 30, 2013

The following is a detailed discussion of the variance drivers by line item of the Midwest Generation Business.

Operating Revenues. The variance was driven primarily by:

•                  A $320 million decrease in net mark-to-market revenues on power hedge contracts, consisting of mark-to-market losses of $309 million in the six months ended June 30, 2014 compared to gains of $11 million in the six months ended June 30, 2013; and

•                  A $53 million decrease for the coal-fired generation assets driven primarily by lower realized power prices and volumes.

Partially offset by:

•                  A $79 million increase for Duke Energy Retail Sales, LLC (“Duke Energy Retail”) resulting from favorable pricing and volumes; and

•                  A $29 million increase in PJM Interconnection, LLC (“PJM”) capacity revenues related to higher average cleared capacity auction pricing beginning in May 2014.

Operating Expenses. The variance was driven primarily by:

•                  A $78 million decrease in net mark-to-market fuel expense on fuel hedge contracts, consisting of mark-to-market gains of $61 million in the six months ended June 30, 2014 compared to losses of $17 million in the six months ended June 30, 2013;

•                  A $25 million decrease in fuel expenses from the coal-fired generation assets driven by lower volumes and coal costs, partially offset by unfavorable economic hedge settlements;

•                  An $8 million decrease in fuel expenses from the gas-fired generation assets driven by lower natural gas costs, partially offset by higher volumes;

•                  An $8 million decrease in cost of natural gas and coal sold to certain industrial customers driven by reductions in demand; and

•                  A $3 million decrease in purchased power to serve competitive retail load auctions.

Partially offset by:

•                  A $95 million increase in purchased power to serve Duke Energy Retail customers.

Income Tax Expense (Benefit).  The variance in tax benefit was primarily due to an increase in pretax losses.

Discussion of Results of Operations for the Year Ended December 31, 2013 and December 31, 2012

Operating Revenues. The variance was driven primarily by:

•                  A $102 million increase in net mark-to-market revenues on power and capacity hedge contracts, consisting of mark-to-market gains of $96 million in 2013 compared to losses of $6 million in 2012;

•                  A $68 million increase for the gas-fired generation assets driven primarily by higher power prices, partially offset by decreased volumes;

•                  A $21 million increase for the coal-fired generation assets driven primarily by increased volumes, partially offset by lower power prices; and

•                  A $9 million increase from Duke Energy Retail resulting from favorable pricing, partially offset by lower volumes.

Partially offset by:

•                  An $85 million decrease in PJM capacity revenues related to lower average cleared capacity auction pricing; and

•                  A $24 million decrease from lower competitive retail load auction volumes.

Operating Expenses. The variance was driven primarily by:

•                  A $109 million increase in fuel expenses from the gas-fired generation assets driven by higher average natural gas prices, partially offset by decreased natural gas volumes;

•                  A $96 million increase in net mark-to-market fuel expense on fuel hedge contracts, consisting of mark-to-market losses of $99 million in 2013 compared to losses of $3 million in 2012;

•                  A $15 million increase due to the collection in 2012 of a previously written off receivable associated with the Lehman Brothers bankruptcy; and

•                  An $11 million increase due to increase in purchased power and capacity to serve Duke Energy Retail customers.

Partially offset by:

•                  A $23 million decrease in purchased power to serve competitive retail load auctions; and

•                  A $16 million decrease in fuel expenses from the coal-fired generation assets driven by lower purchased power cost and lower cost of coal.

Gain on Sales of Other Assets. The variance was attributable to lower gains on sales of emission allowances.

Income Tax Expense (Benefit). The variance in tax benefit was primarily due to a decrease in pretax income.

Discussion of Results of Operations for the Year Ended December 31, 2012 and December 31, 2011

Operating Revenues. The variance was driven primarily by:

•                  A $285 million decrease for the coal-fired generation assets driven primarily by the expiration of the 2009-2011 Electric Security Plan (“ESP”) which dedicated the Midwest Generation Business’ coal-fired generation to Duke Energy Ohio Inc.’s retail customers, net of stability charge revenues under the 2012-2014 ESP, partially offset by participating in the PJM wholesale energy market in 2012;

•                  A $116 million decrease for Duke Energy Retail resulting from lower volumes and unfavorable pricing;

•                  A $39 million decrease for the gas-fired generation assets driven primarily by lower power prices, partially offset by increased volumes;

•                  An $18 million decrease in PJM capacity revenues related to lower average cleared capacity auction pricing in 2012 compared to 2011 for the gas-fired generation assets, net of an increase associated with the move of the coal-fired generation assets from Midcontinent Independent Transmission System Operator, Inc. (MISO) to PJM in 2012; and

•                  An $8 million decrease in net mark-to-market revenues on power and capacity hedge contracts, consisting of mark-to-market losses of $6 million in 2012 compared to gains of $2 million in 2011.

Partially offset by:

•                  A $64 million increase from participation in competitive retail load auctions.

Operating Expenses. The variance was driven primarily by:

•                  A $140 million decrease in operating and maintenance expenses resulting primarily from the recognition of MISO exit fees in 2011, lower transmission costs, station outages in 2011, and regulatory asset amortization expenses in 2011;

•                  A $79 million decrease primarily from the 2011 impairment of excess emission allowances as a result of the Environmental Protection Agency’s issuance of the Cross-State Air Pollution Rule;

•                  An $85 million decrease in fuel expenses from the gas-fired generation assets driven by lower natural gas costs, partially offset by higher volumes;

•                  A $15 million decrease due to the receipt of funds in 2012 related to a previously written off receivable associated with the Lehman Brothers bankruptcy;

•                  A $15 million decrease in purchased power to serve Duke Energy Retail customers; and

•                  A $13 million decrease in fuel used for the coal-fired generation assets driven primarily by lower generation volumes.

Partially offset by:

•                  A $54 million increase in purchase power to serve competitive retail load auctions.

Income Tax Expense (Benefit). The variance in tax expense was primarily due to a decrease in pretax income.